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                                                                    Exhibit 10.2

                      Amendment to Termination Agreement
                              Dated July 1, 1986



        AGREEMENT dated this 5th day of April, 1996, by and between Meridan Bancorp, Inc. ("the Company") and Samuel A. McCullough ("Executive").

        WHEREAS, the Company and Executive entered into a Termination Agreement dated July 1, 1986 (the "Termination Agreement"); and

        WHEREAS, the Company and CoreStates Financial Corp ("CoreStates") have entered into an Agreement and Plan of Merger (the "Merger"); and

        WHEREAS, the Company, CoreStates (as successor by merger to the Company) and Executive mutually desire to amend the Termination Agreement as set forth herein;

        NOW, THEREFORE, in the consideration of the mutual covenants herein contained, and intending to be legally bound, the parties (with the Concurrence of CoreStates) agree as follows:

        1. Section 1(a) of the Termination Agreement is hereby amended by deleting the language "at least sixty (60) days prior to an Annual Renewal Date in which case this Agreement shall continue in effect for a term ending three
(3) years from the Annual Renewal Date immediately following such notice.", and

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replacing it with the language "at least fourteen (14) days prior to an Annual
Renewal Date in which case this Agreement shall continue in effect until December 31, 1996. Executive shall have the right to resign from employment with the Company at any time prior to December 31, 1996 (with appropriate notice as required herein), by delivering a Notice of Termination to the Company and the provisions of Section 3 of the Termination Agreement, as amended, shall apply. Such Notice shall be given in writing at least fourteen (14) days prior to the effective date of Executive's resignation, and no later than December 17, 1996. If such Notice is not delivered on or before December 17, 1996, the Termination Agreement shall automatically terminate on December 31, 1996, and under no circumstances shall it continue beyond that date."

        2. The execution of this Amendment to Termination Agreement Dated July 1, 1996 by Executive, the Company and CoreStates shall constitute notice of nonrenewal by the Company pursuant to Section 1(a) of the Termination Agreement, which notice shall be effective as of the date first written above.

        3. The Termination Agreement is hereby amended to delete all references to the "Board of Directors of the Company,"



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and to substitute in all cases the phrase "Board of Directors of CoreStates."

               4. Section 3 of the Termination Agreement is hereby deleted and the following language inserted:

          3.  Rights in Event Of Termination Following Change in Control.
              -----------------------------------------------------------
     (a) The parties agree that a change of control (as defined in Section 2(b) of the Termination Agreement) will occur as the result of the Merger between the Company and Corestates, and that in the event that the Executive delivers a Notice of Termination to the Company on or before December 17, 1996 (which Notice will be considered timely under Section 2(a) of the Termination Agreement), Executive shall be entitled to receive, subject to the conditions of Section 3(e) herein, the compensation and benefits set forth below for a period of thirty-six (36) months following the Executive's termination of employment, as follows:

                    (i) the Executive shall continue to receive payments of annual base salary at the highest amount in effect during the three
          (3) calendar years preceding the year in which the Notice of Termination is delivered, payable in the same manner as salaries paid to other executive employees of the Company;

                    (ii)  the Executive shall receive, no later than the fifth
          (5th) calendar day of each month, an amount equal to one-twelfth (1/12) of the annual dollar amount the Executive would have received under the Meridian Bancorp, Inc. Executive Annual Incentive Plan, in accordance with the terms of that plan as it may be modified or amended from time to time, based on the Executive's highest annual base salary in effect during, and based on the highest percentage award of annual base salary received by the Executive under such Plan during,


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          the three (3) calendar years preceding the year in which the Notice of
          Termination is delivered;

                    (iii) the Executive shall continue to receive, no later than the fifth (5th) calendar day or each month, an amount equal to one-twelfth (1/12) of the largest annual contribution made to the Meridian Bancorp, Inc. Payroll-Based Employer Stock Ownership Plan on behalf of the Executive during the two (2) calendar years preceding the year in which the Notice of Termination is delivered.

                    (iv)  the Executive shall receive, no later than the fifth
          (5th) calendar day of each month, an amount equal to one-twelfth (1/12) of the amount of the contribution made by the Company to the Meridian Bancorp, Inc. Salary Reduction Deferred Savings Plan on behalf of the Executive for the calendar year prior to the year in which the Notice of Termination is delivered;

                    (v) the Executive shall be entitled to continue to participate in the Meridian Bancorp, Inc. Employee Retirement Plan and the Meridian Bancorp, Inc. Retirement Restoration Plan, or any other supplemental executive retirement plan or other plan in effect as of December 31, 1995 designed to supplement payments made under the Meridian Bancorp, Inc. Employee Retirement Plan (subject to the provisions of Section 3(f) hereof), and in accordance with the terms of each plan as it may be modified or amended from time to time, as if the Executive's employment had not terminated; and

                    (vi) the Company shall provide the Executive with life, disability, and medical insurance benefits at levels equivalent to the highest levels in effect for the Executive during the two (2) calendar years preceding the year in which the Notice of Termination is delivered.



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               (b)  In the event that the Executive is ineligible to continue participation in the Meridian Bancorp, Inc. Employees Retirement Plan or in any of the life, disability, or medical insurance plans or programs listed in Section 3(a) of this Agreement, the Company shall, in lieu of such participation, and subject to the conditions of Section 3(e) herein, pay the Executive a dollar amount equal to the dollar amount of the benefit forfeited by the Executive as a result of such ineligibility in the case of the Retirement Plan or a dollar amount equal to the cost to the Executive to obtain such benefits in the case of any life, disability, or medical insurance plans or programs.

               (c) The Company shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of the Executive's delivery of a Notice of Termination (including all such fees and expenses, if any, incurred in contesting or disputing any termination of employment or in seeking to obtain or enforce any right or benefit provided by this Agreement).

               (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by the Executive as the result of employment by another employer or by reason of the Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise; provided, however, that the payments provided for in this Section 3 shall be reduced by the amount actually received by the Executive under the severance policy of the Company then in effect.

               (e) Notwithstanding the foregoing provisions of this Section 3, the present value (determined in accordance with the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")) of the total amount of all payments under this Termination Agreement (including the bonus payment referred to in Section 4), when aggregated with any other payments

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     to Executive, which constitute parachute payments (within the meaning of
     Section 280G of the Code) shall in no event exceed 2.99 times the Executive's "base amount" (as determined under Section 280G of the Code). To the extent that payments or benefits are reduced hereunder, Executive may designate which payments or benefits shall be reduced. In the event Executive fails to make such designation in a reasonably timely fashion, the Company shall be entitled to do so.

               (f) The payments made under this Section 3 of the Termination Agreement shall not be taken into account as compensation for purposes of computing benefits under the Meridian Bancorp, Inc. Supplemental Executive Retirement Plan (the "SERP"). Executive hereby waives any right to have such payments taken into account for purposes of the SERP, and agrees that this waiver shall be considered an effective waiver under Section 9.1(h) of the SERP.

               5.   The following Section 12 is hereby added to the Termination
Agreement:

          During the period of time commencing on the date of the closing of the Merger between Meridian and CoreStates and ending on December 31, 1996, unless this Agreement is earlier terminated ("the Transition Period"), Executive's title shall be President and Chief Relationship Officer of Corestates. The specific duties and performance criteria of this position shall be mutually agreed upon and may be changed from time to time by the parties, but shall include principal responsibility for Meridian's customer retention efforts. Executive hereby agrees to relinquish all titles, duties and responsibilities assigned to him pursuant to the Merger Agreement dated October 10, 1995, between CoreStates and Meridian (the "Merger Agreement"), except to the extent than any such titles, duties and responsibilities shall hereafter be assigned to him by mutual agreement.



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            6.    The following Sections 13 through 19 are hereby added to the

Termination Agreement:

        13. In consideration of Executive's undertakings in Sections 14 through 17 herein, and other good and valuable consideration, the Company or CoreStates shall pay to Executive a bonus in the amount of $800,000, payable as described below and subject to the following conditions:

             (a) The bonus shall not be taken into consideration, nor shall it be considered compensation, for purposes of computing the compensation and benefit payments under Section 3 of the Termination Agreement, as amended, or for purposes of computing compensation or benefits under the SERP or any other incentive, retirement or benefit plan or agreements of the Company or CoreStates.

             (b) On or before __________, 1996, the Company or CoreStates will enter into a grantor trust agreement (the "Trust Agreement"), which shall provide for the holding, investment, reinvestment, and payment by an independent trustee to or on behalf of Executive of the amount held therein at any relevant time in accordance with the provisions of this Agreement and the Trust Agreement. To the extent the provisions of this Agreement are construed as inconsistent with the executed Trust Agreement, the terms of the latter shall prevail.

             (c) On or before __________, 1996, the Company or CoreStates will deposit $800,000 with the trustee under the Trust Agreement.

             (d)  Payment of the entire trust corpus (i.e., the amount initially
                                                      ----
     deposited therein) and accumulated and accrued income thereon (the "Trust Fund") shall be made to Executive in one lump sum during January of the calendar year immediately following his termination of employment with the Company. In the event Executive's employment terminates by reason of his death, the Trust


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Fund shall be paid to his surviving spouse, or if there is none, to his estate.

          (e) Notwithstanding anything herein to the contrary, and subject to the last two sentences of Section 3(e) herein, the amount payable to or on behalf of Executive hereunder shall be reduced if and to the extent necessary so that the "present value" (as determined in accordance with the provision of Section 280G of the Internal Revenue Code of 1986 (the "Code")) of the benefit hereunder and all other payments and benefits otherwise provided to or on his behalf (including the payments referred to in Section 3 herein), which benefits and payments constitute "parachute payments" (within the meaning of Code Section
280G), shall not exceed 2.99 times his "base amount" (as determined under Code
Section 280G). This Section 13(e) does not constitute an acknowledgement that the payment to the Executive hereunder constitutes such a "parachute payment."


          (f) Executive acknowledges and agrees that, whether or not the bonus awarded hereunder is deposited in a trust, his right to receive such bonus and any earnings or interest thereon shall be limited to the right of a general unsecured creditor of the Company or CoreStates.


          (g) Notwithstanding anything herein to the contrary, the bonus shall not be paid to the extent that, in the judgement of the Company's or CoreStates' independent public accountant, the payment would adversely affect pooling of interest accounting treatment with respect to the Merger or would jeopardize any other aspect of the Merger Agreement.


     14.  Confidential Information.  Executive agrees to all of the provisions
          ------------------------
of CoreStates' Employee Handbook relating to the definition and protection of Confidential Information, Business Relations, Financial Information, Proprietary Information and Examination Information (including, but not limited to, those provisions appearing at pages 3 through 5 of the Handbook), and his obligations to comply therewith and

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to protect such information will continue to apply to him after the termination of his employment with CoreStates, regardless of the reason for termination, and that he will continue to be contractually bound by those provisions after the termination of his employment.

     15.  Non-Competition.  Executive agrees that for a period of twelve months
          ---------------
after Executive's employment with the Company or CoreStates terminates, regardless of the reason for termination, Executive shall not, directly or indirectly, anywhere within the United States, engage in (as principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise, with or without compensation) or hold a financial interest in any organization engaged in the business of banking (including, but not limited to, the providing of wholesale banking services, consumer financial services, retail banking, trust and investment management services, electronic payment services, secured and unsecured loan and financing services, real estate financing services, asset and investment management and fiduciary services, securities brokerage services, bank-eligible municipal securities, dealing and underwriting services, investment banking services, cash management services, international banking services, financial risk management services, financing bankers' acceptances, investment advisory services, underwriting services, consumer and commercial credit card services, merchant card services, card processing services, and electronic transaction processing services) or which otherwise is engaged in competition with the Company or CoreStates, or their subsidiaries or affiliates.

     The foregoing restriction shall not be construed to prohibit the ownership by Executive of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither Executive nor any group of

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persons including Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

     16.  No Solicitation.  Executive agrees that for a period of twelve months
          ---------------
after Executive's employment with the Company or CoreStates terminates, regardless of the reason for the termination, he will not, either directly or indirectly, (i) solicit the employment of any person who was employed by the Company or CoreStates on a full or part-time basis at the time Executive last performed services for the Company or CoreStates unless such person (a) was involuntarily discharged by the Company or CoreStates or such affiliate; or (b) voluntarily terminated his or her relationship with the Company or CoreStates or such affiliate prior to Executive's termination of employment; or (ii) call on or solicit any person, firm, corporation or other entity who or which at the time of such termination was, or within five years prior thereto had been, a customer of the Company or CoreStates or any of their subsidiaries or affiliates with respect to the activities prohibited by Section 15 hereof.

     17.  Equitable Relief.
          ----------------

          (a) Executive acknowledges that the restrictions contained in Sections 14, 15, and 16 hereof are reasonable and necessary to protect the legitimate interests of the Company and CoreStates, that the Company and CoreStates would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of those Sections will result in irreparable injury to the Company or CoreStates. Executive represents that his experience and capabilities are such that the restrictions contained in Sections 15 and 16 hereof will not prevent Executive from obtaining employment or otherwise earning a living at the same general level of economic benefit as anticipated by this Agreement. Executive further

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represents and acknowledges that (i) he has been advised by the Company to consult his own legal counsel in respect to this Agreement; and (ii) that he has, prior to execution of this Agreement, reviewed thoroughly this Agreement with his counsel.

          (b) Executive agrees that the Company or CoreStates shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as to an equitable accounting of all earnings, profits and other benefits arising from any violations of Sections 14, 15 or 16 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company or CoreStates may be entitled. In the event that any of the provisions of Sections 14, 15 or 16 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

          (c) Executive irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of this Agreement in which any party is seeking in whole or in part any form of equitable relief, including without limitation, any action commenced by the Company or CoreStates for preliminary and permanent injunctive relief and other equitable relief, may be brought in any court of competent jurisdiction in Philadelphia County, Pennsylvania; (ii) consents to the non-exclusive jurisdiction of any court in any such suit, action or proceeding; and (iii) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court. Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 4 hereof.

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                (d)  Executive agrees that he will provide, and that the
Company or CoreStates may similarly provide, a copy of Sections 14, 15 and 16 of this Agreement to any business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, control or control of; or (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply in respect of Sections 15 and 16 of this Agreement after expiration of the time periods set forth herein. Executive agrees to notify CoreStates promptly upon the establishment of any relationship between him and any such business or enterprise covered by this Section 17(d).

        18.     Survival of Obligations.  Executive acknowledges and agrees that
                -----------------------
following the Merger he will become employed by CoreStates as successor by merger to the Company. Executive further acknowledges and agrees that: (i) the obligations and restrictions of Sections 14 through 17 hereof shall continue throughout his employment with CoreStates (or any successor to CoreStates) and following the termination of his employment with CoreStates, regardless of the reason for termination, in accordance with their terms; and (ii) the obligations and restrictions of Sections 14 through 17 hereof shall not be affected, diminished or waived by the execution of any new Termination Agreement, Employment Agreement or other agreement between Executive and CoreStates (or any successor to CoreStates).

        19.     Arbitration.  Any controversy arising out of, or relating to the
                -----------
operation of this Agreement, or any modification or extension hereof, which involves a claim for purely legal, and not equitable, relief, shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association regarding commercial disputes. The award of the arbitrators shall be final and binding. All proceedings in such arbitration shall be conducted in Philadelphia,

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        Pennsylvania. Any such arbitration proceedings must be instituted within the first to occur of (i) one year after knowledge that the claimed wrong or breach occurred, or (ii) three years after the claimed wrong or breach occurred. The failure to institute arbitration proceedings within such period shall constitute an absolute bar to the institution of any proceedings and a waiver of all claims.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        MERIDIAN BANCORP, INC.


                                        By:
                                           ---------------------------
                                           Title


                                        Attest:
(SEAL)                                         -----------------------
                                               Secretary


Witness:

                                                                      (SEAL)
- --------------------------              ------------------------------
                                        ("Executive")


Agreed to as of this      day
                     ----
of            , 1996.
   ----------

CORESTATES FINANCIAL CORP


By:
   ----------------------
   Title:


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